UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

DYNEGY INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-5653152
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

601 Travis Street

Suite 1400

Houston, Texas 77002

(Address of Principal Executive Office)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.00% Tangible Equity Units	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-199179

Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1 — DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

For a description of the Tangible Equity Units, reference is made to the information under the caption “Description of the Units” in the prospectus supplement dated June 15, 2016 (the “Prospectus Supplement”), filed by Dynegy Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on June 16, 2016, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, to the Prospectus dated October 6, 2014 filed as a part of the Registrant’s registration statement on Form S-3 (File No. 333-199179), as filed with the Commission on October 6, 2014, which description is incorporated by reference. Each Unit is comprised of a prepaid stock purchase contract and an amortizing note. For a description of the prepaid stock purchase contract, reference is made to the information under the caption “Description of the Purchase Contracts” and “Description of the Common Stock” in the Prospectus Supplement. For a description of the amortizing note, reference is made to the information under the caption “Description of the Amortizing Notes” in the Prospectus Supplement. Each such description referred to above is hereby incorporated by reference and made a part of this registration statement in its entirety.

ITEM 2 — EXHIBITS

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission:

Exhibit No.	Description

3.1	Third Amended and Restated Certificate of Incorporation of Dynegy Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K (Registration No. 001-33443) filed on October 4, 2012)

3.2	Sixth Amended and Restated By-laws of Dynegy Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K (Registration No. 001-33443) filed on August 26, 2014)

4.1

Indenture, dated as of June 21, 2016, between Dynegy Inc. and Wilmington Trust, National Association (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K (Registration No. 001-33443) filed on June 21, 2016)

4.2

Supplemental Indenture, dated as of June 21, 2016, between Dynegy Inc. and Wilmington Trust, National Association, as trustee (including the form of the amortizing note) (incorporated by reference to Exhibit 4.2 of the Registrant’s Form 8-K (Registration No. 001-33443) filed on June 21, 2016)

4.3

Purchase Contract Agreement, dated as of June 21, 2016, among Dynegy Inc., Wilmington Trust, National Association, as purchase contract agent and attorney-in-fact for the holders, and as trustee (including the form of unit and form of purchase contract) (incorporated by reference to Exhibit 4.3 of the Registrant’s Form 8-K (Registration No. 001-33443) filed on June 21, 2016)

99.1	Prospectus supplement, dated June 15, 2016 relating to the Units and accompanying prospectus filed October 6, 2014 (File No. 333-199179) (incorporated by reference)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

DYNEGY INC.

By:	/s/ Catherine C. James
Name:	Catherine C. James
Title:	Executive Vice President, General Counsel and Chief Compliance Officer

Date: June 21, 2016

EXHIBIT INDEX

Exhibit No.	Description

3.1	Third Amended and Restated Certificate of Incorporation of Dynegy Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K (Registration No. 001-33443) filed on October 4, 2012)

3.2	Sixth Amended and Restated By-laws of Dynegy Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K (Registration No. 001-33443) filed on August 26, 2014)

4.1

Indenture, dated as of June 21, 2016, between Dynegy Inc. and Wilmington Trust, National Association (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K (Registration No. 001-33443) filed on June 21, 2016)

4.2

Supplemental Indenture, dated as of June 21, 2016, between Dynegy Inc. and Wilmington Trust, National Association, as trustee (including the form of the amortizing note) (incorporated by reference to Exhibit 4.2 of the Registrant’s Form 8-K (Registration No. 001-33443) filed on June 21, 2016)

4.3

Purchase Contract Agreement, dated as of June 21, 2016, among Dynegy Inc., Wilmington Trust, National Association, as purchase contract agent and attorney-in-fact for the holders, and as trustee (including the form of unit and form of purchase contract) (incorporated by reference to Exhibit 4.3 of the Registrant’s Form 8-K (Registration No. 001-33443) filed on June 21, 2016)

99.1	Prospectus supplement, dated June 15, 2016 relating to the Units and accompanying prospectus filed October 6, 2014 (File No. 333-199179) (incorporated by reference)